UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2020 (March 24, 2020)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

875 Third Avenue, 26th Floor, New York, NY 10022
(Address of principal executive offices, including zip code)

(212) 454-4500
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class   Trading Symbol(s)  Name of each exchange on which registered
None    None    None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On March 24, 2020, RREEF Property Trust, Inc. (the “Company”), RREEF Property Operating Partnership, LP (the “Operating Partnership”) and RREEF America L.L.C. (the “Advisor”) entered into a letter agreement (the “Second Letter Agreement”) regarding the Company’s obligations to make certain expense reimbursements payable pursuant to (i) the Amended and Restated Advisory Agreement dated as of January 20, 2016 (as may be amended from time to time, the “Advisory Agreement”); and (ii) the Third Amended and Restated Expense Support Agreement dated as of December 16, 2014, as amended by the First Amendment to the Third Amended and Restated Expense Support Agreement dated as of January 20, 2016 (as may be amended from time to time, the “ESA”).
The Second Letter Agreement supersedes in its entirety that certain side letter dated April 20, 2016 entered into by and among the Company, the Operating Partnership and the Advisor (the “First Letter Agreement”) and as a result the First Letter Agreement is terminated and of no force or effect. The Second Letter Agreement provides, in part, that the Company’s obligations to reimburse expenses to the Advisor under the ESA are suspended until the first calendar month following the month in which the Company reaches $500 million in offering proceeds from its ongoing public and private offerings (the “ESA Commencement Date”). In addition, in the Second Letter Agreement, the Advisor agreed to permanently waive the reimbursement of $3,567,214 in organization and offering expenses that were previously included in the expense payments under the ESA. The Company currently owes $5,382,786 to the Advisor under the ESA. Following the ESA Commencement Date, the Company will begin to make monthly reimbursement payments to the Advisor in the amounts of $250,595 for the first 12 months and $197.970 for the second 12 months.
In addition, pursuant to the Second Letter Agreement, if the Advisor is serving as the Company’s advisor at the time that the Company or the Operating Partnership undertakes a liquidation of its assets, the Company’s remaining obligations to reimburse the Advisor for certain unpaid monthly reimbursements under the ESA shall be waived.
The foregoing summary of the Second Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Second Letter Agreement Regarding Reimbursement of Expenses Pursuant to the Advisory Agreement and Expense Support Agreement by and among RREEF Property Trust, Inc., RREEF Property Operating Partnership, LP and RREEF America L.L.C., dated as of March 24, 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer

         Date: March 27, 2020